EXHIBIT 10.23(b)

                               Purchase Agreement
                                     between
                             Theragenics Corporation
                                       and
                           Ion Beam Applications s.a.
                                      dated
                                December 27, 1996


Confidentialportions of this  document have been blanked out and have been filed separately with the Securities and Exchange Commission.

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                               Purchase Agreement

                                     between

                          Theragenics Corporation Inc.

                                       and

                           Ion Beam Applications S.A.

                                       for

                       _______________ Cyclotron Number 6

                                       and

                            Related Target Equipment








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                                Table of Contents
Purchase Agreement
1.  Interpretation............................................................3
2.  Subject Matter of Sale....................................................4
3.  Purchase Price of the Supplies............................................5
4.  Title and Risk of Loss....................................................7
5.  Delivery..................................................................7
6.  Installation of Supplies..................................................7
7.  Preparatory Work..........................................................9
8.  Acceptance...............................................................11
9.  Transportation and Insurance.............................................13
10. Export Documents, Duties and Foreign Taxes...............................14
11. Customs Duties, Buyer's Country Taxes and Import Permits.................14
12. Warranty As To Title.....................................................14
13. Design and Performance Warranty..........................................15
14. Material and Workmanship Warranty........................................15
15. Logging of Operations....................................................16
16. Training.................................................................16
17. Disclaimer of Liability for Personal Injury..............................16
18. Liability for Consequential Damages......................................17
19.  Infringement of Proprietary Rights......................................18
20. Seller's and Buyer's Proprietary Information.............................19
21. Destruction of Supplies..................................................20
22. Excusable Delay..........................................................20
23. Termination for Insolvency...............................................21
24. Spare Parts..............................................................21
25. Technical Assistance by the Seller.......................................21
26. Entire Agreement.........................................................22
27. Authorization............................................................22
28. Effective Date...........................................................22
29. Disputes.................................................................23
30. Governing Laws...........................................................23
31. Notices..................................................................23
32. Project Coordinator......................................................24
33. Assignment...............................................................25
34. Headings.................................................................25
35. Severability.............................................................25
36. Non-Waiver...............................................................25

Appendices
Cyclotron Parameters
---------------------------
Building Requirements
Building Completion Specifications
Included Spare Parts
Acceptance Criteria
Acceptance Tests
Accelerated Delivery and Acceptance Option





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                               Purchase Agreement


AGREEMENT made as of this 27th day of December 1996 by and between ION BEAM APPLICATIONS, S.A., a corporation organized under the laws of Belgium, having its principal office at Chemin du Cyclotron 3, 1348 Louvain-la-Neuve, Belgium (hereinafter called the "Seller", which expression includes its successors and permitted assignees) and THERAGENICS CORPORATION, having its principal office at 5325 Oakbrook Parkway, Norcross, Georgia 30093, USA (hereinafter called the "Buyer", which expression includes its successors and permitted assignees).

WITNESSETH :

WHEREAS, the Seller wishes to sell to the Buyer and the Buyer wishes to buy from the Seller, the Seller's model _________ cyclotron, related _________ equipment and spare parts therefore, all as more particularly described herein : and

WHEREAS, the Buyer wishes the Seller to assemble, install, start up, test and make operational the ______________ cyclotron to be purchased including related equipment and the Seller is willing to undertake this task : and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows :


1. Interpretation

In this Agreement, unless the contrary intention appears :

"Acceptance" means the process whereby the Seller demonstrates to the Buyer that the Supplies provided meet the requirements of the Agreement. This process shall consist of a series of tests, the "Acceptance Tests" as defined in Appendix
"Acceptance Tests", which demonstrate the Supplies meet the guaranteed specifications, the Acceptance Criteria.


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"Acceptance  Criteria"  mean the  guaranteed  specifications  of the Supplies as defined in Appendix "Acceptance Criteria".

"Acceptance Date" means the date on which the Buyer agrees that based on the Acceptance Tests, the Supplies have met the Acceptance Criteria . The Supplies shall be deemed accepted when the Buyer and Seller agree in writing that the Acceptance Tests have been successfully completed.

"Acceptance Tests" are the tests listed in Appendix "Acceptance Tests".

"Agreement" means this document and includes its Appendices.

"Buyer's Country" means the country where the Site is located.

"Day" means calendar day; "Week" means calendar week; "Month" means calendar month.

When the last day of any period prescribed for the execution of any assignment falls on a day which is not a working day in Belgium or in the Buyer's Country, the assignment may be performed on the first working day following the aforementioned day.

"Effective Date" has the meaning set forth in Section entitled "Effective Date".

"Excusable  Delay"  has the  meaning  set forth in Section  entitled  "Excusable
Delay".

"Site" means the Buyer's facility in Buford, Georgia, USA.

"Supplies" means all equipment, hardware, software (including installation) and the associated documentation, support equipment and services to be provided under the Agreement, as detailed in Appendix "Cyclotron Parameters" and Appendix "_________________________".



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2. Subject Matter of Sale

Subject to the terms and conditions of this Agreement :

a) The Seller shall sell and deliver to the Buyer and the Buyer shall purchase from the Seller (i) a __________ model cyclotron, the technical specifications of which are more fully described in the Appendix "Cyclotron Parameters" Appendix hereto; (ii) _________________________, the technical specifications of which are more fully described in the Appendix "__________________________" hereto; and (iii) a set of spare parts listed in the Appendix "Included Spare Parts" hereto;

b) The Seller shall also assemble, install, start up, test, make operational and perform the Acceptance Tests on the Supplies.

c) The Seller shall send one of his specialists to assist in bringing the cyclotron to full operational capacity after Acceptance of the Supplies by the Buyer, as described in Section 25.

d) The Buyer and Seller agree that an option for accelerated delivery and acceptance as described in Appendix "Accelerated Delivery and Acceptance Option" may be exercised by the Buyer. In case that option is exercised by the Buyer, the covenants of the "Accelerated Delivery and Acceptance Option" Appendix shall be applicable to both parties.


3. Purchase Price of the Supplies

a) The aggregate purchase price (hereinafter the "Price") of the Supplies, including packaging, insurance and transportation of the Supplies to the Site, the assembly, testing and start up of the Supplies described in the Section entitled "Subject Matter of Sale" above, shall be ______________________ _______________________ This price shall also include the technical assistance by the Seller as described in Section 25, the Spare Parts as listed in Appendix "Included Spare Parts" and the Seller's contribution to the applicable USA customs duty as stated in Section 11 of this Agreement.

b) As a down payment equivalent to ____________ has been made by the Buyer to the Seller on November 6, 1996, the balance of the Price set forth in subsection
a) shall be payable as follows:


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     i) ___________  ____________________________________________________  to be
paid to the Seller upon execution of this Agreement;

     ii)  ___________________________________________________________ to be paid to the Seller on March 1, 1997. This payment shall be guaranteed by an irrevocable standby letter of credit to be issued in favor of and approved by the Seller within one month from the Effective Date.

     iii)_____________________________________________________________   to   be
paid to the Seller on ______________. This payment shall be guaranteed by an irrevocable standby letter of credit to be issued in favor of and approved by the Seller by March 1, 1997.

     iv)_____________________________________________________  to be paid to the
Seller within 15 days from shipment of the Supplies as evidenced by receipt of the shipping documents and no later than March 1, 1998 if the shipment is delayed by Buyer's fault. This payment shall be guaranteed by an irrevocable standby Letter of Credit to be issued in favor of and approved by the Seller by the date of shipping of the Supplies, to be notified by Seller to the Buyer at least 30 days in advance.

     v)_________________________________________________________  to be  paid to the Seller within 15 days of the Acceptance of the Supplies. This payment shall be guaranteed by an irrevocable stand-by Letter of Credit, which can only be exercised during the year following the delivery of the Supplies, and conditioned only upon successful completion of the Acceptance Tests and providing further that, in the event the Seller is prevented by the Buyer's fault, by a delay on the part of the Buyer, or by a regulatory body with jurisdiction over the Buyer from completing the Acceptance Tests for a period of sixty (60) days or more, payment thereunder to the Seller shall be made upon demand of the Seller. This Letter of Credit shall be issued in favor of and approved by the Seller, such approval not to be unreasonably withheld, by the date of shipping of the Supplies, to be notified by Seller to Buyer at least thirty days in advance.

c) All payments by the Buyer to the Seller under this Agreement shall be in Belgian Francs and, except those specified in paragraph 3. b) above, shall be made by wire transfer within thirty (30) days from the date of invoice.


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d) All  payments  by the Buyer to the Seller will be deemed to have been made by the Buyer on the date on which the Seller has been credited for the proper amounts. Any payment due to the Seller which is not paid on the due date shall accrue interest for each started month of delay at an annual rate of one point above the rate of the "Avance en Compte Courant Hors Plafond de la Banque Nationale de Belgique" as published in "l'Echo" on the first day of such month.


4. Title and Risk of Loss

Except as indicated below in this paragraph, title to the Supplies shall be transferred from the Seller to the Buyer when and to the extent payments are received by the Seller. The Buyer represents and warrants that it shall not cause or permit to be caused any lien or encumbrance of any kind to be placed upon the Supplies to an extent greater than its share of ownership in the Supplies. It is understood that if the Seller is unable to demonstrate the Supplies meet the Acceptance Criteria within one year of delivery of the Supplies to the Buyer's Site, clear title to the Supplies transfers to the Buyer without obligation to pay to the Seller the final payment specified in Section 3.b.v unless the Seller has been prevented from conducting the Acceptance Tests as described in Section 8, last paragraph.

Risk of loss of any part of the Supplies shall pass from the Seller to the Buyer upon delivery of such parts to the Site.


5. Delivery

The Seller shall deliver the Supplies to the Buyer at the Site and set the Supplies in their final location.


6. Installation of Supplies

a) The assembly and installation of the Supplies at the Site and the Acceptance Tests are planned to be completed by _________________________________ after completion of Site preparation by the Buyer at the Seller's reasonable satisfaction as evidenced by an acceptance document of the Site ("Site Acceptance Document") signed by the Seller, whichever is later. The Seller undertakes to make its best efforts to complete the installation and testing within this period. During the installation period the Buyer shall permit the Seller's employees, subcontractors or agents unlimited access to the Site provided said individuals comply with policies and procedures established for the Buyer's employees regarding such matters as health and safety issues.

b) With reasonable notice to the Seller, the Buyer and its authorized representatives shall, during reasonable working hours, be free to inspect the quality and conditions of the Supplies at the Seller's site during fabrication and at any time upon arrival of the same at the Site and during the installation period. The Seller will notify in writing to the Buyer when the major materials are available for construction of the cyclotron.

c) The Buyer at its sole expense shall provide the Seller with closed premises on or reasonably near the Site in which the Seller may store employee clothing and tools and equipment required for the installation. However, the Buyer does not assume any risk with respect to the loss or theft of any such items while on the Buyer's premises.

d) The Buyer shall, at its sole expense, provide the Seller with the following utilities required for installation of the Supplies and Acceptance Tests on the
Supplies: electricity, water, compressed air, dry nitrogen for venting the vacuum chamber, hydrogen gas for the ion source, as described in Appendix "Building Requirements". Access to telephone and fax equipment connected to the international network is required and the Seller will pay the charges associated with the use of this line. The Buyer shall provide all the necessary radiation measuring equipment required for the operation and the Acceptance Tests on the Supplies.

e) Within fifteen (15) days from the date of delivery of the cyclotron at the Site, the Buyer shall permit the Seller to produce beams at full energy and full intensity in the cyclotron vault.

f) The Price reflects labor provided by the Seller. Any additional labor or costs required by local labor codes, etc. will be the responsibility of the Buyer.

g) The Supplies are manufactured according to Belgian technical standards. If the Buyer requires compliance of the Supplies with specific technical standards, these technical standards must be notified by the Buyer to the Seller within seven weeks of the Effective Date. All additional costs related to making the

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Supplies  conform to those norms or specific  standards  shall be charged to the
Buyer.


7. Preparatory Work

a) The Buyer shall have the sole responsibility, at its sole expense, for the work required to prepare the Site for installation of the Supplies. The building to house the Supplies and the systems contained therein shall comply with the specifications detailed in Appendix "Building Requirements" and Appendix "Building Completion Specifications". As soon as possible after completion, and, at the latest, ________________ the Seller shall prepare for the Buyer a proposed layout and prepare such other plans and memoranda as are necessary to transmit data to the Buyer's architects and engineers. By _____________ the Buyer shall furnish to the Seller drawings and plans for the Site including the building and systems detailed in Appendix "Building Requirements" and Appendix "Building Completion Specifications" in sufficient detail to enable the Seller to judge whether the Site will be satisfactory for the Supplies and will meet the specifications detailed in Appendix "Building Requirements" and Appendix "Building Completion Specifications". Within four (4) weeks of the receipt of this initial set of architectural and engineering drawings and plans, the Seller shall provide the Buyer with comments thereon and detailed information as to such modifications therein as the Seller deems necessary including such drawings and technical documents as may be required by the Buyer to complete the installation of the cables, cooling water and compressed air systems. However, the time devoted to preparation by personnel of Seller of additional layouts or drawings and/or reviews of revised sets of architectural and engineering drawings will be invoiced at Seller's regular rates. No additional charge will be made for telephone consultations. Travel and related expenses incurred as a result of attendance by personnel of the Seller required at meeting outside of Belgium with the Buyer's architects, engineers, consultants and/or representatives will be reimbursed by the Buyer. With respect to the foregoing, the responsibility for determining whether conflict exists between local building codes and/or other laws or government regulations and the content of drawings, data sheets, memoranda or other forms of communication submitted by the Seller is solely the responsibility of the Buyer, his architects, engineers and/or consultants. The definitive drawings and plans for the Site, made in accordance with the Seller's comments and recommendations, will then be furnished by the Buyer to the Seller by ________________. In addition, unless otherwise specified, the Buyer shall have the sole responsibility for the design and construction of the radiation monitoring systems, of the shielding required

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to prevent  radiation leakage and of the systems required to handle the disposal of radioactive waste.

Any delay on the part of the Seller in meeting its obligations related to this Section by more than ten (10) days will add a number of days to the period provided for the performance by the Buyer equal to the number of days of delay by the Seller.

b) Before commencing installation, the Seller shall inspect the Site and the Buyer shall submit to the Seller the Site Acceptance Document to be signed by the Seller confirming that the preparatory work meets all the criteria set forth in the Section entitled "Installation of Supplies", paragraph c) and d) and in Appendix "Building Requirements" and Appendix "Building Completion Specifications". This acceptance document only indicates the Seller's willingness to begin the installation of the Supplies in the Buyer's building. It does not discharge the Buyer and his subcontractors of any of their responsibilities regarding the building. The Buyer shall complete the preparatory work at the Site by ____________. If the preparatory work as regards the cyclotron vault is substantially completed before that date, the Buyer shall accept delivery and/or installation of the Supplies as soon as possible under the applicable laws and regulations. In the event that such work has not been completed before that date, or if for any other reason the Buyer is unable to accept delivery of the Supplies or commencement of the installation thereof by that date, the Buyer shall immediately give the Seller written notice of this fact and the anticipated new date for completion of the preparatory work. In any case, the Seller may ship the Supplies to the Buyer at any time and the Buyer shall store them in one of its warehouses until the date the preparatory work is completed.

c) One week before commencing installation and setting of the cyclotron in its vault, the Buyer shall allow the Seller full access to the cyclotron vault, power supplies and control room and all other rooms related to the installation of the Supplies to allow for the measurement of line-up marks to be performed.

d) The Buyer's completion, to the reasonable satisfaction of the Seller, of its undertakings in this section and elsewhere in this Agreement relating to preparation of the Site and the continuous furnishing of necessary services and permits set forth in the Section entitled "Installation of Supplies", paragraph
c), d) and e) and in Section entitled "Custom Duties, Buyer's Country Taxes and Import Permits" and the requirements detailed in Appendix "Building

Requirements" and Appendix "Building Completion Specifications" shall be a condition precedent to the Seller's commitment to perform within the time period specified under the Section entitled "Installation of Supplies" hereof, and any delay or interruption by the Buyer in meeting its obligations under this Agreement in a timely fashion shall extend the Seller's time to perform under this Agreement including but not limited to Seller's time to exercise and perform under the option for accelerated delivery and acceptance outlined in Appendix "Accelerated Delivery and Acceptance Option", by a period equal to the period of the Buyer's delay or interruption plus, if shipment and/or delivery is delayed by Buyer's fault or at Buyer's request, an additional period not to exceed four weeks to reschedule shipment and/or delivery of the Supplies and/or personnel as may be required.

In the event of any such delay or interruption, the Buyer will reimburse the Seller for any reasonable costs incurred as a direct result of such delay or interruption. Additionally, if such postponement or interruption delays the Buyer's obligation to make any of the payments set forth in Section entitled "Purchase Price of the Supplies", paragraph b) hereof, interest will be computed for each started month of delay at an annual rate one point above the rate of the "Avance en Compte Courant Hors Plafond de la Banque Nationale de Belgique" as published in "l'Echo" on the first day of such month.

If all the conditions necessary for the Seller to sign the Site Acceptance Document referred to in the above Section have not been met at the time of delivery of the Supplies, the Seller will nonetheless make its best efforts to start the installation of the Supplies as soon as reasonably possible and the Buyer will give the Seller any reasonable support to allow the Seller to do so. However, beginning of installation of the Supplies in the building, under such conditions, will under no circumstances be considered as implicit acceptance of the Site by the Seller.


8. Acceptance

On the date set by the Seller for the conduct of the Acceptance Tests, and in the presence of the Buyer's representatives, the Seller shall begin to conduct the agreed-upon Acceptance Tests.

Not more than twenty four (24) hours following the completion of such tests, the Buyer shall either accept the Supplies as conforming to the requirements of the Agreement by issuing an acceptance certificate "Acceptance Certificate" cknowledging that decision, or advise the Seller in writing of the extent to which the Supplies do not meet the requirements of the Agreement.

The Buyer shall not withhold the issue of the Acceptance Certificate on account of minor omissions or defects in the Supplies which do not substantially affect their use but may designate in the Acceptance Certificate such minors omissions or defects. The Seller shall promptly make good these omissions or defects.

If the Buyer does not give notice within the period stipulated above, or begins using the Supplies for its own use, such tests shall be deemed satisfactorily completed, the Acceptance Certificate shall be deemed issued on that date and the related acceptance payment shall be paid to the Seller within 15 days from that date.

If the Buyer gives the Seller notice that such tests have not been satisfactorily completed, the Seller shall make such adjustments as are necessary and repeat the Acceptance Tests until the Buyer deems them satisfactory pursuant to the terms set out above.

Until ______________ the Seller shall have unimpeded access to the Supplies to complete the Acceptance Tests. If the Seller is unable to successfully complete the Acceptance Tests by _____________, the Buyer shall be free to begin use of the Supplies forty five (45) days later. Should the Supplies be put into use under this condition, it is understood the Buyer and Seller will make a good faith effort to facilitate the completion of the Acceptance Tests, but it is further understood that the Buyer's production of Pd-103 with the machine takes precedence. The Buyer agrees to allow the Seller three (3) prescheduled days of unimpeded access to the Supplies per month during the period between, _____________ until the period for acceptance has expired as specified in
Section 4 "Title and Risk of Loss".

If a dispute arises between the Buyer and the Seller concerning whether the Acceptance Tests have been successfully completed or concerning the issuance of the Acceptance Certificate, the Buyer and the Seller will jointly agree to obtain the services of the American Arbitration Association ("AAA") to arbitrate the dispute, as described in Section 29 hereafter. Both parties will abide by AAA's recommendations.

If the Seller is prevented either by the Buyer or by any regulatory body that has juridiction over the Buyer from conducting the Acceptance Tests for a period of sixty (60) days, the Buyer shall be deemed to have accepted the Supplies sixty (60) days after the Seller was first prevented from conducting the Acceptance Tests. If the Seller is prevented by force majeure or events similar to those enumerated under Section "Excusable Delay" from conducting the Acceptance Tests, the Buyer shall pay 50% of the Acceptance payment as defined in Section 3 b) v). In either case the Seller shall complete the Acceptance Tests within the period remaining at the time the impediment began.


9. Transportation and Insurance

Seller shall at its own expense :

i) Obtain appropriate property and liability insurance covering loss or damage to the Supplies and injuries to individuals during the construction of the Supplies and during the transportation of the Supplies from the Seller's plant to the Site.

ii) Pay all freight and other transportation charges associated with delivery of the Supplies to the Site, and have a representative present during the transfer of the Supplies from the port of entry to the Site.

iii) Maintain worker's compensation insurance during the assembly, installation and testing of the Supplies, as required by applicable law, covering its employees and, upon request from Buyer, provide a certificate of insurance evidencing such coverage.

Buyer shall at its own expense:

i) Obtain appropriate property and liability insurance covering loss or damage to the Supplies between delivery of the Supplies at the Site and the time when the Seller has been paid in full for the amounts under Section entitled "Purchase Price of the Supplies". In such insurance policies, both the Buyer and the Seller shall be named as insured parties.

ii) Arrange for the destruction, pick-up and/or clearing away of all waste, including the Supplies packaging except for the disposal of radioactive waste which is covered in section 12 of appendix "Building Completion Specifications".

The Buyer and the Seller shall each take out and maintain at their own expense during the period from receipt of the Supplies at the Site through Acceptance, insurance to provide coverage for both itself and the other party for an amount of at least one million US dollars (US$ 1,000,000) per accident against any direct and indirect liability for bodily injury and death to individuals and all direct or indirect costs, losses and damages to the property of the other arising out of each other's acts or omissions in unloading, assembling, installing and testing of the Supplies.


10. Export Documents, Duties and Foreign Taxes

The Seller will be responsible for obtaining all necessary export permits or licences relating to the Supplies and the Buyer will offer such reasonable assistance in this regard as the Seller may request. The Seller shall pay any and all export duties and all other taxes required to be paid outside of the Buyer's Country in connection with the sale of the Supplies.


11. Customs Duties, Buyer's Country Taxes and Import Permits

The Buyer shall pay all sales, use, gross receipts, excise and other taxes assessed or levied by the Buyer's Country or any other taxing jurisdiction, state or local, within the Buyer's Country, against the Buyer (including any fines, penalties and interests thereof) as a result of or in connection with the sale, use, delivery, storage or transfer of the Supplies.

The Seller agrees to equally share with the Buyer the cost of the import customs duties levied by the customs authorities of the USA at the entry of the Supplies into the USA, up to a maximum cost for the Seller equal to two percent (2%) of the price of the Supplies.

The Buyer shall be responsible for obtaining all necessary permits or licences with respect to the importation of the Supplies in the Buyer's Country and the installation and use of the Supplies at the Site, and the Seller will offer the Buyer such reasonable assistance in this regard as the Buyer may request.


12.  Warranty As To Title

The Seller warrants good title to the Supplies.

13. Design and Performance Warranty

The Seller hereby warrants that the Supplies will perform in accordance with applicable design and performance specifications set forth in Appendix "Cyclotron Parameters" and in Appendix ___________________________ for a period of one (1) year after the Acceptance Date. The Seller shall resolve any design flaws appearing during the first year following the Acceptance of the Supplies.


14. Material and Workmanship Warranty

The Seller hereby warrants that the Supplies will be free from defects in material and workmanship for a period of one (1) year from the date of acceptance of the Supplies by the Buyer or fifteen (15) months from the date the Supplies are put in their final location in the Buyer's vault if the Acceptance Date is delayed at the Buyer's request or through the Buyer's fault, whichever period is shorter: provided, however, that this warranty shall not apply to ion source stamped cathodes and chimneys, puller electrodes, air filters, targets, oil for the vacuum pumps, demineralizing column, gas bottles (H2 for the ion source, N2 for venting,...), and other consumables; that the Seller makes no warranty with respect to failures notified after the warranty period or failures during operation without logging or failures due to alteration, misapplications, abuse, abnormal conditions of temperature, dirt, corrosive matter, maintenance not carried out according to the Seller's instructions, lack of trained personnel for maintenance, operation above rated capacities either intentional or otherwise, or in an otherwise improper manner or physical damage caused by persons other than employees or agents of the Seller; that the Seller's sole liability under valid warranty regarding claims for defects in material and workmanship is limited, at the option of the Seller, to repair or replacement of the defective parts; that with respect to components purchased by the Seller for incorporation into the Supplies essentially without modification, the Seller makes no warranties of its own but assigns to the Buyer the full warranty extended to the Seller as part of the original purchase of the component.

If, due to a fault of the Seller, the Supplies have not passed the Acceptance Tests by _______________, the Seller's warranty shall start and be in effect until ______________.

The Seller shall bear the cost and risk of loss during transport of (i) any defective part or components being returned to the Seller's factory with the Seller's agreement and (ii) any repaired or replacement item being returned to the Buyer. Products or parts returned without the agreement of the Seller shall be at the Buyer's sole risk and expense. The Seller shall bear any personnel costs incurred in connection with the fulfillment of the Seller's obligations under this warranty.

The foregoing warranties are exclusive and are given and accepted in lieu of all other warranties of quality written or oral, express or implied, and all other warranties are hereby disclaimed.


15. Logging of Operations

The Buyer shall keep a logbook of operation for the Supplies. In this logbook shall be documented all sessions of operation of the Supplies as well as any problems encountered during operation of the Supplies. If the Buyer requests assistance from the Seller in resolving a problem with the Supplies and the information in the log is relevant to this resolution, the Buyer may at its sole discretion make the log available to the Seller . If the Buyer presents a claim against the warranty provided by the Seller, a copy of the log must be made available to the Seller. It is understood by the Seller that the information contained in the Log may be of a proprietary nature and is therefore covered by the confidentiality agreement between the parties.


16. Training

The Seller agrees to provide up to two days of training in __________ operation, preventative maintenance and repair to the Buyers' personnel at the Site during or immediately after the installation period, with the exact dates and times to be mutually agreed by the Buyer and Seller. The cost of such training shall be the responsibility of the Seller.


17. Disclaimer of Liability for Personal Injury

The Seller and the Buyer hereby acknowledge that the products, as offered, are highly sophisticated devices which should be operated only by trained personnel; that it is the Buyer's sole obligation to retain and train such personnel or have it trained, possibly by the Seller; that, where necessary, the Supplies contain interlocking devices designed to prevent their operation in a manner which would cause injury to such personnel, but as in the case with all equipment utilizing high voltages, such personnel should assume that the interlocking devices are inoperative and should take appropriate measures to ensure that the voltage has been turned off prior to begin working where high voltage is present during the start up and/or operation of the Supplies; that it is inherent in the operation of the Supplies that portions thereof may emit dangerous ionizing radiation and may become activated during their normal operation; that it is the Buyer's sole obligation to determine the level of radioactivity, to ensure that a system exists for determining and recording the levels of radioactivity and to ensure that no personnel or other persons are exposed to radiation in excess of that permitted by relevant law or regulations.

Based upon the foregoing acknowledgments, it is, therefore, agreed that the Seller shall not incur any liability for personal injury to any party arising out of the operations and maintenance of the Supplies unless such liability is solely caused by a gross negligence on the part of the Seller in the design, implementation or documentation including but not limited to maintenance and operation manuals for the Supplies. In order to give effect to these limitations of the Seller's liability, and as an express condition of sale, the Buyer hereby agrees to indemnify and hold the Seller harmless from any and all claims, but limited by the exclusion of negligent acts or omissions as outlined in the preceding sentence, damages and liability, including reasonable attorney's fees, arising out of a claim against the Seller for personal injuries of any party occasioned by the operation and/or maintenance of such Supplies.


18. Liability for Consequential Damages

The Seller's liability to the Buyer for damages howsoever caused shall under no circumstances whatsoever (including the decision of an arbitration panel or court of law) exceed the payments actually received by the Seller for the Supplies and the Seller shall under no circumstances have any liability for special, incidental, indirect or consequential damages, including without limitation liability for loss of use, loss of profits, damage or injury to other property or persons.

19.  Infringement of Proprietary Rights

a) The Seller shall indemnify and hold harmless the Buyer against any and all losses, liabilities and expenses, by reason of any third party claim, suit, action or proceeding for alleged infringement of any copyright, trademark or patent of the Buyer's Country or alleged conversion of any trade secret resulting from or arising in connection with the manufacture, installation, use or sale of the Supplies or any part thereof including any and all judgments or decrees which may be rendered against the Buyer (and reasonable attorney's fees if Seller should fail to defend as provided in subsection b) hereof, and settlements made arising out of any such claim, suit, action or proceeding provided, however that this indemnity shall not extend to any infringement resulting from a breach by the Buyer of this Agreement or of the Seller's instructions for the operation of the Supplies. The Seller shall however not be liable for any infringement or claim based upon the use of the Supplies or any portion of the documentation in combination with other equipment or technology not supplied by the Seller or resulting from any modification made by the Buyer, without approval or instruction by Seller.

b) The Seller shall defend at its own expense all suits, actions or proceedings brought against the Buyer with respect to the matters listed in subsection a) above. The Buyer shall have the right at its option and at its sole expense, to participate in the defense of any such claim, suit, action or proceeding, without relieving the Seller of any obligation hereunder. The Buyer shall promptly notify the Seller in writing after any such claim is made or suit is brought and shall cooperate with Seller in the defense thereof as requested by the Seller, and the Seller agrees to reimburse the Buyer for its reasonable out-of-pocket expenses incurred at Seller's specific request in connection with such cooperation. The Buyer shall immediately notify the Seller of any infringement claim made or threatened and shall refrain from any admission of liability, and will not negotiate or enter into any settlement without the Seller's prior consent.

c) If, however, as a consequence of a final determination of any suit for infringement or any court decision involving any injunction resulting from or arising in connection with the manufacture or sale of the Supplies or any part thereof furnished or employed by the Seller hereunder, the Buyer is enjoined or limited in any material manner in the use of said Supplies or part, Seller shall, at its option and at its own expense either i) procure for the Buyer the right to continue use of said Supplies or part, ii) so modify the Supplies or part so as to render them non-infringing without any significant effect to use thereof, or iii) replace the Supplies or part with an equivalent non-infringing product.


20. Seller's and Buyer's Proprietary Information

Upon completion of the Acceptance Tests, the Seller shall furnish to the Buyer free of charge information, manuals and drawings in English and with metric units of measure relating to the Supplies and instructions to the Buyer in sufficient detail to enable the Buyer and its employees to operate, calibrate, maintain and repair the Supplies and all parts thereof. A definitive version of the documentation, including the modifications that are specific to the Buyer's configuration and that are made during the final stages of installation, will be provided six (6) months after the completion of the Acceptances Tests. Such information, manuals, drawings and instructions and the written materials furnished by the Seller to the Buyer under the Section entitled "Preparatory Work" hereof shall remain the property of the Seller and the Buyer shall have a royalty-free license to use the same in connection with the operation, calibration, maintenance and repair of the Supplies. The Buyer shall not use any of the proprietary information supplied by the Seller for any other purpose than the operation, calibration, maintenance and repair of the Supplies and the Buyer shall not register, apply for registration or attempt to acquire any other legal protection for the said proprietary information in its own name, or any other name, or take any action which may affect the Seller's rights, title and interest in and to the technology in any country, without obtaining the prior consent of the Seller. The Buyer shall treat such information and materials in the same manner as it treats its own proprietary information and will use similar means to protect it from unauthorized disclosure. The same Buyer covenants and agrees that the contents of such written information or materials shall not be divulged to any other person, firm or corporation, except as allowed above.

The Seller agrees that all information transmitted from Buyer to Seller under this contract including but not limited to, information relating to research, development, manufacturing, testing, accounting and marketing will be considered confidential information. This confidential information will be held in confidence and not disclosed to third parties by the Seller. This confidential information shall be held in confidence by the Seller using the same degree of care as the Seller uses in protecting its own confidential information. The Seller shall only use such confidential information for the purpose of meeting its obligations under this Agreement.

21. Destruction of Supplies

In the event that prior to the delivery of the Supplies, the Supplies are lost, destroyed or damaged to such an extent that they cannot be repaired and delivered in accordance with the delivery schedule set forth in the Section entitled "Installation of Supplies", provided the event is not a willful act of the Seller, the time reasonably required by the Seller to furnish a replacement for the Supplies or to accomplish such repairs shall be deemed an Excusable Delay under the Section entitled "Excusable Delay" and the Seller shall not be deemed to be in default or to have breached its duties hereunder.



22. Excusable Delay

Notwithstanding anything to the contrary herein contained, if the performance of this Agreement by any party or the obligation of any party hereunder is prevented, restricted or interfered with by reason of : i) fire, explosion, strike, lockout, labor dispute, casualty or accident, epidemic, cyclone, drought, flood or ii) war, revolution, riot, civil commotion, acts of public enemies, blockage or embargo, or iii) any law or proclamation, regulation, ordinance, demand or requirement of any applicable government or any subdivision thereof or representative of any such government, or iv) any other acts whatsoever, whether similar or dissimilar to those enumerated, beyond the reasonable control of a party hereto, then, and in that event, the party so affected shall promptly notify the other party of all reasonable resulting difficulties. Upon such notice, the disabled party shall, for the duration of its disability (referred to as "Excusable Delay" in this Agreement), be excused from the performance of such of its obligations as are prevented, restricted, or interfered with by reason of the occurrence of any of the events above enumerated and such party shall not be deemed to be in default under this Agreement nor be subject to any liability or damage. The time period during which any party is to perform under this Agreement shall be extended by the period of any Excusable Delay. Excusable Delay under the same terms occurring in respect to the Seller's sub-contractors shall be deemed to be Excusable Delay occurring to the Seller.

If the Seller is prevented from proceeding according to any of the schedules set out in this Agreement by the Buyer's fault, by a delay on the part of the Buyer, or by regulatory body with jurisdiction over the Buyer's site, or if the Buyer delays a payment or the issuance of a Letter of Credit pursuant to Section 3 by more than fifteen (15) days past the due date, then all the dates contained in this Agreement for completion by the Seller of its obligations and rights, including but not limited to the right to exercise the accelerated delivery and acceptance option, shall be postponed by an additional period equal to the delay.


23. Termination for Insolvency

In the event that either the Buyer or the Seller :

a) makes a general assignment for the benefit of creditors or becomes insolvent;

b) files an insolvency petition in bankruptcy ;

c) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets ;

d) commences, under the laws of any jurisdiction, any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors ; or

e) becomes a party to any proceeding or action of the type described above in c) or d) and such proceeding or action remains undismissed or unstayed for a period of more than sixty (60) days,


then the other party may, by written notice, terminate this Agreement.


24. Spare Parts

The Seller agrees to make available to the Buyer, as the Buyer may from time to time require, _____________________ spare parts and components to the Supplies, and the Seller agrees to exert reasonable efforts to meet the Buyer's delivery requirements for said parts and components or acceptable substitutes. It is understood that the parties shall negotiate in good faith reasonable and mutually agreeable prices for said spare parts and components.

25. Technical Assistance by the Seller

Immediately following the successful completion of the Acceptance Tests the Seller shall send one of its specialists to assist the Buyer in bringing the cyclotron to full operational capacity. The specialist shall be the project coordinator or, if he is not available, someone of equal or better technical expertise, this other person to be approved by the Buyer, such approval not to be unreasonably withheld. The Seller's specialist will remain at the site for a period of 28 days unless the Buyer agrees that the services of the specialist are no longer required. During this period, the Buyer's specialist will define the tasks to be performed by the Seller's specialist with the objective of verifying the cyclotron 1) is fully operational, 2) performs according to specifications within the production environment and 3) its automated control system performs according to specifications. This period of technical assistance does not relieve the Seller of any of its warranty obligations, including the requirement that the Seller send any personnel required to the Site to make repairs should the Supplies be found to not meet specifications during this period.


26. Entire Agreement

This Agreement, made in two originals, one for each party, contains the entire agreement between the parties and shall supersede all previous communications and agreements, whether oral or written, with respect to the subject matter hereof and the provisions hereof may not be modified or superseded except by an instrument in writing signed by a duly authorized officer or representative of each of the parties hereto.


27. Authorization

By virtue of having affixed their respective signatures below, each of the parties hereto warrants that it has obtained all authorization necessary to enter into and perform its obligations under this Agreement.


28. Effective Date

This Agreement shall become effective as of the date upon which payment i), as set forth in Section entitled "Purchase Price of the Supplies", is received by the Seller.

29. Disputes

With respect to any controversy arising out of or relating to this Agreement, such controversy shall be settled by final and binding arbitration in New York, NY, USA, in accordance with the then-existing rules (the "Rules") of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy and the law by which this Agreement shall be construed and governed shall be the law of the State of New York, regardless of its or any jurisdiction's choice of law principles.  In any  arbitration,  pursuant  to this  Agreement,  the  award  or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members, one of whom shall be appointed by each party and the third of whom shall be the Chairman of the panel and be appointed by mutual agreement of said two party-appointed arbitrators. In the event of failure of said two arbitrators to agree upon the appointment of the third arbitrator within sixty (60) days after the commencement of the arbitration proceeding, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. The Rules of Evidence and the Right to Discovery shall be applicable to both parties.

Work under this Agreement shall continue during the arbitration proceedings and payments due to the Seller shall not be withheld on account of such proceedings unless such particular work or payment is the subject matter of the arbitration in which case this provision shall not apply to such particular work or payment.

The parties agree to equally share the expenses associated with this arbitration procedure.


30. Governing Laws

This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, USA.

31. Notices

a) Any notice given under this Agreement shall be made in writing, shall be given by first class air mail, telex, telecopier or commercial cable and shall be addressed to :

In the case of the Seller:
      Ion Beam Applications
      Chemin du Cyclotron, 3
      1348 Louvain-la-Neuve
      Belgium
      Attn : Mr. Yves Jongen
      Fax Number : 32-10-47.58.10

In the case of the Buyer :
      Theragenics Corporation
      5325, Oakbrook Parkway
      Norcross, GA 30093
      USA
      Attn : Mr. Glenn Dill
      Fax Number : 1 (404) 381 84 47

Either party, by written notice to the other, may change the address to which notices will be directed.

b) Any notice shall be deemed given on the date personally delivered or sent by telex, telecopier or cable and fifteen (15) days after the date of mailing, if mailed.


32. Project Coordinator

Upon signing this Agreement, both parties shall designate a representative who will act as Project Coordinator and official addressee for all communication resulting from this Agreement, other than any official notice given under the Section entitled "Notices". All requests for service, transmittals of information, reports on training activity, and other communication required under this agreement shall be sent by and directed to the respective Project Coordinators. Informal conversations occurring person-to-person or by phone, requests and information shall be validated by an appropriate written form as confirmation. Any communication sent to others than those designated as Project Coordinators, or in a manner not in accordance with the Notices procedure specified in this Agreement will be considered as informal and non-existent.


33. Assignment

This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assignees, but neither the rights nor the duties of either party hereunder may be assigned, in whole or in part by either party, without the prior written consent of the other party. Such consent shall not be unreasonably withheld by either party. Any assignment shall not relieve the assignee of any of the Agreement obligations of the assignor.


34. Headings

The headings contained within this Agreement are established solely for the convenience of the two parties and are not intended to and do not limit, construe or modify any of the terms and conditions included hereof.


35. Severability

If any term or provision of this Agreement is held to be illegal or unenforceable, then this Agreement, except for such part or parts thereof, shall continue to be in full force and effect.

In the event of any inconsistency between a provision of the conditions of the Agreement and the content of an Appendix to this Agreement, and if the parties cannot agree on the clause to take precedence, the AAA of Section 29 will be asked to mediate/arbitrate the dispute and the parties agree to abide by the finding of said association.



36.  Non-Waiver

The failure by either party to enforce at any time or for any period of time any of the provisions hereof shall not be a waiver of such provisions nor of the right of such party thereafter to enforce each and every such provision.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly qualified officers or representatives.

THERAGENICS CORPORATION Inc.

Not Required
Christine Jacobs
President

/s/ Bruce Smith                                      /s/ Glenn Dill
Bruce Smith                                          Glenn Dill
Chief Financial Officer

/s/ Yves Jongen                                      /s/ Sabine de Voghel
Yves Jongen                                          Sabine de Voghel
President                                            Area Sales Manager

                                    APPENDIX

                              CYCLOTRON PARAMETERS

                                    APPENDIX

                                    APPENDIX

                              BUILDING REQUIREMENTS

                                    APPENDIX

                       BUILDING COMPLETION SPECIFICATIONS

                                    APPENDIX
                              INCLUDED SPARE PARTS

                                    APPENDIX

                               ACCEPTANCE CRITERIA

                                    APPENDIX

                                ACCEPTANCE TESTS

                                    APPENDIX

                   ACCELERATED DELIVERY AND ACCEPTANCE OPTION




The Buyer has the option to request to the Seller, at any time during this Agreement, to work on an accelerated schedule basis in order to have the Supplies accepted at an earlier date than the scheduled acceptance date of _____ _______. Official request must be made in writing and addressed to Yves Jongen, President of IBA.

In the case the Buyer exercises this option, the Buyer will pay the Seller an additional sum of _________ for each complete day between the actual date of early acceptance and __________ including the day of __________.